                                                                    EXHIBIT 99.2

                                                              [CB Richard Ellis]
                                                                    www.cbre.com
PRESS RELEASE

WEDNESDAY 9 MAY 2001

For further information:
Jim Reid                                      Melissa Hubbard
CB Richard Ellis                              Tavistock Communications
Tel: 020 7412 9620                            Tel: 020 7600 2288

       CB Richard Ellis Reports Operating Results for First Quarter 2001

Jim Reid, Chairman of CB Richard Ellis' Europe, Middle East and Africa (EMEA) Division commented on today's first quarter 2001 earnings press release:

"We are very pleased that the global business maintained revenue growth in the first quarter. In our EMEA Division, CB Hillier Parker in the UK achieved positive revenue growth over last year. However some of our other European businesses experienced modest declines. Overall, EMEA revenues declined 6% in the quarter from $35.5 million in 2000 to $33.3 million in 2001.

"Not surprisingly, this revenue decrease was due to deferred lease transactions as both global and local occupiers assessed the changed economic environment. We remain guardedly optimistic for the entirety of the year as our business platform remains strong."

A copy of the first quarter 2001 CB Richard Ellis press release and financial results is attached.

In the UK CB Richard Ellis operates as CB Hillier Parker (www.cbhillierparker.com). CB Richard Ellis (NYSE:CBG) is the world's leading real estate services company. Headquartered in Los Angeles with 10,000 employees worldwide, the company serves real estate owners, investors and occupiers through nearly 250 principal offices in 44 countries. Services include property sales and leasing, property management, corporate services, facilities management, commercial mortgage services, investment management, appraisal/valuation, research and consulting. CB Richard Ellis had 2000 revenues of $1.3 billion. For more information about CB Richard Ellis, visit the company's website at www.cbre.com

PRESS RELEASE

                                                          CB Richard Ellis, Inc.
                                                          200 N. Sepulveda Blvd.
                                                                       Suite 300
                                                            El Segundo, CA 90245
                                                                  T 310 563 8600
                                                                  F 310 563 8670
                                                                    www.cbre.com

FOR IMMEDIATE RELEASE -- 9 May 2001

For further information:
CB Richard Ellis                          Gallen Neilly & Associates
James Leonetti                            Tim Gallen
310/563-8611                              925/930-9848
(investors)                               (media)

CB Richard Ellis Reports Operating Results for First-Quarter 2001

EL SEGUNDO, Calif. - CB Richard Ellis (NYSE:CBG) today reported an increase in revenue over the prior year and positive operating results from its North America operations. These results were mitigated by a softening of revenue in Asia and in Europe.

Revenue for the first quarter was $272.5 million, a 4% improvement over revenue generated during the first quarter of last year. This increase in revenue was the result of higher lease revenue, improved property and facility management fees, strong results by the valuation unit, and solid revenue growth of the mortgage banking unit.

These revenue improvements were primarily achieved in the North America Division, partially mitigated by softening of revenue in Asia and Europe.

EBITDA for the quarter was $14.0 million, as compared to a robust $19.8 million reported during the same period last year. Due to the seasonal nature of its operations, the company typically reports small losses or break-even results during its first calendar quarter. The company recorded a net loss for the first quarter of $2.8 million, which represents a net loss of $0.13 per share. Comparatively, during the first quarter of 2000, the company reported break-even net income.

Operating results during the first quarter of 2001 and 2000 were impacted by the occurrence of non-recurring sales of business operations. The company recognized gains from one-time sales, net of related expenses, of $5.4 million during the first


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

CB Richard Ellis First Quarter Earnings
May 9, 2001

quarter of 2001 as compared to $4.7 million during the first quarter of 2000.

Additionally, the company disposed of other business operations during 2000, which had generated approximately $1.8 million in revenues during the first quarter of 2000, with no such revenue during 2001.

Chief Executive Officer Ray Wirta commented: ``We are pleased with the revenue growth of our business, particularly in North America. Despite economic softness in several of our key markets in North America and internationally, each of our business segments continued to generate revenue growth. A softening economy in the United States has been evidenced by slower job growth, resulting in a predictable negative impact on real estate activity by corporate clients.

``Our Transaction Management group produced quarter-over-quarter revenue growth of 1%, led by the Corporate Services business unit, which posted a 23% improvement in revenues. We believe that this affirms our strategy to focus resources to help our corporate clients manage their real estate operations more effectively.''

Wirta noted: ``Led by our mortgage banking group, the Financial Services businesses continued to provide profitable growth, generating 22% growth in revenue and 25% growth in EBITDA from recurring operations. Excluding non-recurring items and adjusted for the effect of business disposals, Management Services generated 6% growth in revenue from recurring operations.

``The growth in revenues was driven by our North America operations, which posted a 7% increase in revenue during the first quarter of 2001 as compared to the prior year. Asia operations were adversely affected by a reduction in the level of U.S. corporate expansion and by the recent dispute between China and the U.S.

``Additionally, our European operations did not perform at the same level as the prior year. We are closely monitoring the situation in both Asia and Europe, and have already taken steps to reduce our operating expenses.

``Although our North American results were positive, certain local regional economies in the U.S. are experiencing an economic slowdown. This is particularly evident in the Western United States, which we equate the economic softness to the pronounced decline in the technology and telecommunication sectors.

``We continue to believe in the fundamentals for our business for the long term; however, if the softness in the U.S. economy continues, it will impact our revenue growth for the balance of the year.

``Our business model allows for the flexibility to reduce expenses in response to declining revenues. We have contingency plans in place to reduce our costs should revenue begin to decline and have a history of successfully implementing such programs.''

CB Richard Ellis First Quarter Earnings May 9, 2001

Quarterly Segment Performance

The company reports its operations under three core business segments:

 . Transaction Management. Transaction Management generated $180.0 million of revenue in the first quarter, up 1% over the same period last year. The transaction management revenues improved in North America by 5% over the comparable period of last year. This was partially offset by softness in revenues in Europe and Asia. The Corporate Services business unit generated $29.9 million of revenue, an improvement of 23% over the $24.4 million of revenue during the same period of last year. The Investment Properties unit posted revenue of $38.0 million during the first quarter of 2001, which represents quarter-over-quarter growth of 11%. Transaction Management EBITDA for the first quarter was $2.0 million, a $7.6 million decrease from last year. Higher compensation costs relating to the expansion and retention of the sales force in North America, combined with the planned expansion of international operations, resulted in expenses being at a higher level than the prior year.
 . Financial Services. Financial Services generated $55.9 million of revenue during the first quarter, up 35% over the first quarter of last year. Revenue improved in the three major business lines that compose this segment: valuation, mortgage and investment management. EBITDA rose to $10.1 million during the first quarter, an improvement of $6.3 million, compared to the same period last year. Additionally, contributing to the first-quarter 2001 results was a one-time gain, net of related expenses, of $5.6 million resulting from the sale of a managed fund in the investment management business. Financial Services was a more significant part of the company's operating performance in the first quarter of 2001, reflecting the company's strategy to concentrate on higher-margin business lines and improved market conditions for the mortgage and valuation business lines. Excluding non-recurring items, revenue from Financial Services represented approximately 19% of total revenues during the first quarter of 2001, as compared to 16% during the first quarter of 2000.
 . Management Services. Management Services' revenue for the first quarter totaled $36.6 million as compared to $34.5 million of recurring revenue for the first quarter of 2000. Although the company reported revenue of $41.1 million from this segment during the first quarter of 2000, such revenue included $6.5 million of non-recurring items. During the first quarter of 2000, the company recorded a one-time gain of $4.7 million from the sale of a Telecommunication business. Additionally, during the fourth quarter of 2000, the company sold its Strategic HR business. The Strategic HR business generated approximately $1.8 million of revenue during the first quarter of 2000. Management Services' EBITDA for the quarter ended March 31, 2001, totaled $1.9 million, an improvement of 15% over recurring EBITDA for the prior year. The company reported EBITDA of $6.4 million during the first quarter of 2000; however, this includes the $4.8 million of non-recurring EBITDA related to the sale of the Telecommunication and Strategic HR businesses.

CB Richard Ellis First Quarter Earnings
May 9, 2001

Update of Sale of the Company

On Feb. 24, 2001, the company announced that it had entered into a merger agreement providing for the acquisition of the company by CBRE Holding Inc. for $16 per share in cash. On April 12, the company filed a preliminary proxy statement with the Securities and Exchange Commission. The company expects to mail a definitive proxy statement to its stockholders in late May and to hold a meeting of shareholders in July to vote on the proposed merger.

Completion of the merger is subject to a number of conditions including the following:

 . Expiration or early termination of the Hart Scott Rodino waiting period;
 . Obtaining funding for the merger in accordance with the executed commitment letters with Credit Suisse First Boston and DLJ Investment Funding;
 . Obtaining the approval of a majority of the outstanding shares of the company and two-thirds of the shares held by shareholders not affiliated with the buying group;
 . Obtaining consents from holders of more than 50% of the $175 million face amount of 8 7/8% senior subordinated notes of the company to certain amendments to the indenture governing those notes;
 . Effectiveness of a registration statement of CBRE Holding Inc. pursuant to which it intends to offer its common stock to employees of the company; and . Other customary conditions for a transaction of this nature.

CB Richard Ellis is the world's leading real estate services company. With headquarters in Los Angeles and approximately 9,700 employees worldwide, the company serves real estate owners, investors and occupiers through nearly 250 offices in 44 countries. Services include property sales and leasing, property management, corporate services, facilities management, commercial mortgage services, investment management, appraisal/valuation, research and consulting.

CB Richard Ellis had 2000 revenues of $1.3 billion. For more information about CB Richard Ellis, visit the company's Web site at www.cbre.com.

This release contains forward-looking statements concerning expectations for future revenues, cost reductions and earnings performance. These statements reflect the company's current plans and expectations and are based on information currently available to it. They rely on a number of assumptions and estimates, which could prove to be inaccurate, and which are subject to risks and uncertainties that could cause the company's actual results to vary materially from the results anticipated. CB Richard Ellis undertakes no obligation to update publicly or revise any forward-looking statements. These statements are qualified by reference to the company's 2000 Report on Form 10-K and its quarterly reports on Form 10-Q.

CB Richard Ellis filed a preliminary proxy statement regarding the Merger on April 12, 2001, and will file a definitive proxy statement regarding the Merger when it is

CB Richard Ellis First Quarter Earnings
May 9, 2001

available. Information regarding the identity of persons who, under rules of the Securities and Exchange Commission, may be considered participants in the solicitation of proxies from stockholders of CB Richard Ellis, and those persons' holdings of securities of CB Richard Ellis, are included in the preliminary proxy statement. Stockholders of CB Richard Ellis are urged to read the definitive proxy statement regarding the Merger when it is available, because it will contain important information. Copies of the proxy statements and related Rule 13e-3 Transaction Statement on Schedule 13E-3 may be obtained for free at the Securities and Exchange Commission Web site at www.sec.gov. These documents may also be obtained for free from CB Richard Ellis. Requests for copies should be directed to CB Richard Ellis Services Inc., 505 Montgomery St., Sixth Floor, San Francisco, Calif. 94111, Attention: Walter Stafford, Secretary.

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

CB Richard Ellis First Quarter Earnings
May 9, 2001

                        CB RICHARD ELLIS SERVICES INC.
                               OPERATING RESULTS
              For the Three Months Ended March 31, 2001, and 2000
            (Dollars in thousands, except share and per share data)
                                  (Unaudited)

                                                              Three Months Ended
                                                                  March 31,
Consolidated                                                   2001          2000

Revenue:
  Leases                                                    $103,166      $ 99,753
  Sales                                                       73,843        74,281
  Property and facilities management fees                     27,872        25,285
  Consulting and referral fees                                16,367        16,314
  Appraisal fees                                              18,836        16,284
  Loan origination and servicing fees                         14,812         9,263
  Investment management fees                                   8,549         7,337
  Other                                                        9,053        12,402
                              Total revenue                  272,498       260,919

Costs and expenses:
  Commissions, fees and other incentives                     124,398       113,963
  Operating, administrative and other                        134,079       127,148
  Depreciation and amortization                               11,696        10,569
  Operating income                                             2,325         9,239
  Interest income                                                800           489
  Interest expense                                             9,055         9,685

(Loss) income before (benefit)
  provision for income tax                                    (5,930)           43
(Benefit) provision for income tax                            (3,084)           23
Net (loss) income                                           $ (2,846)     $     20

Basic (loss) earnings per share                             $  (0.13)     $     --
Weighted average shares outstanding for
basic (loss) earnings per share                           21,309,550    20,819,268

Diluted (loss) earnings per share                           $  (0.13)     $     --
Weighted average shares outstanding for
diluted (loss) earnings per share                         21,309,550    20,851,184

EBITDA                                                      $ 14,021      $ 19,808
EBITDA margin                                                    5.1%          7.6%

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

CB Richard Ellis First Quarter Earnings
May 9, 2001

                        CB RICHARD ELLIS SERVICES INC.
                     OPERATING RESULTS BY BUSINESS SEGMENT
              For the Three Months Ended March 31, 2001, and 2000
                            (Dollars in thousands)
                                  (Unaudited)

                                                             Three Months Ended
                                                                  March 31,
                                                               2001         2000
Transaction Management

Revenue:
 Leases                                                    $  97,215    $ 94,304
 Sales                                                        70,303      71,922
 Other consulting and referral fees (a)                       12,463      12,233
 Total revenue                                               179,981     178,459
Costs and expenses:
 Commissions, fees and other incentives                      101,622      94,912
 Operating, administrative and other                          76,342      73,965
 Depreciation and amortization                                 6,147       4,951

Operating (loss) income                                    $  (4,130)   $  4,631

EBITDA                                                     $   2,017    $  9,582
EBITDA margin                                                    1.1%        5.4%
EBITDA as a percent of consolidated EBITDA                      14.4%       48.4%

Financial Services

Revenue:
 Appraisal fees                                            $  18,368    $ 15,941
 Loan origination and servicing fees                          14,812       9,230
 Investment management fees                                    7,969       6,717
 Other (a)                                                    14,770       9,509
 Total revenue                                                55,919      41,397
Costs and expenses:
 Commissions, fees and other incentives                       15,743      12,207
 Operating, administrative and other                          30,081      25,405
 Depreciation and amortization                                 3,246       2,980

Operating income                                           $   6,849    $    805

EBITDA                                                     $  10,095    $  3,785
EBITDA margin                                                   18.1%        9.1%
EBITDA as a percent of consolidated EBITDA                      72.0%       19.1%

CB Richard Ellis First Quarter Earnings
May 9, 2001


Management Services
Revenue:
 Property management fees                                 $20,337    $19,234
 Facilities management fees                                 6,881      5,291
 Other (a)                                                  9,380     16,538
 Total revenue                                             36,598     41,063
Costs and expenses:
 Commissions, fees and other incentives                     7,033      6,844
 Operating, administrative and other                       27,656     27,778
 Depreciation and amortization                              2,303      2,638

Operating (loss) income                                   $  (394)   $ 3,803

EBITDA                                                    $ 1,909    $ 6,441
EBITDA margin                                                 5.2%      15.7%
EBITDA as a percent of consolidated EBITDA                   13.6%      32.5%

(a) Revenue is allocated by material line of business specific to each segment. "Other" includes types of revenue that have not been broken out separately due to their immaterial balances and/or nonrecurring nature within each segment. Certain revenue types disclosed on the consolidated statements of operations may not be derived directly from amounts shown in this table.

                        CB RICHARD ELLIS SERVICES INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                            (Dollars in thousands)

                                                         March 31,   Dec. 31,
                                                           2001        2000
                                                        (Unaudited)


  ASSETS

Cash and cash equivalents                              $ 20,339      $ 20,854
Other current assets                                    173,432       202,191
Property and equipment, net                              75,048        75,992
Goodwill and other intangible assets, net               459,468       470,407
Cash surrender value of insurance policies,
 deferred compensation plan                              61,267        53,203
Other assets                                            141,742       140,458
 Total assets                                          $931,296      $963,105

 LIABILITIES AND STOCKHOLDERS' EQUITY

Current maturities of long-term debt                   $  1,161      $  1,378
Short-term borrowings                                     8,418         9,215
Other current liabilities                               177,096       299,612
Long-term debt                                          409,653       303,571

CB Richard Ellis First Quarter Earnings
May 9, 2001


Deferred compensation liability                          79,980         80,503
Other liabilities                                        27,729         29,739
  Total liabilities                                     704,037        724,018

Minority Interest                                         2,967          3,748

Stockholders' Equity

Contributed capital                                     338,132        336,694
Accumulated deficit                                    (113,840)      (101,355)
  Total stockholders' equity                            224,292        235,339
  Total liabilities and stockholders' equity          $ 931,296      $ 963,105


                        CB RICHARD ELLIS SERVICES INC.
                  Three Months Ended March 31, 2001, and 2000
                  (Dollars in millions except per share data)

                                                        Three Months Ended
                                                              March 31,
                                                         2001            2000

Revenue                                               $ 272.5          $ 260.9
EBITDA                                                $  14.0          $  19.8
Net loss                                              $  (2.8)         $    --
Cash flow used in operating activities                $(104.3)         $ (67.5)
Net income after tax before
 goodwill amortization                                $   1.1          $   3.9
Cash flow used in operating activities
 per share (diluted)                                  $ (4.89)         $ (3.24)
Basic loss per share                                  $ (0.13)         $    --
EBITDA per share (diluted)                            $  0.66          $  0.95
Diluted loss per share                                $ (0.13)         $    --
Diluted number of shares                           21,309,550       20,851,184
Debt/Equity                                              1.87x            2.04x
EBITDA/Net interest expense                              1.70x            2.15x
Effective tax rate                                       52.0%            54.0%
Operating expense as a % of revenue                      49.2%            48.7%
EBITDA as a % of revenue                                  5.1%             7.6%
Net loss as a % of revenue                               -1.0%              --
International revenue as a % of
 consolidated revenue                                    22.6%            23.9%

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--ends --

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